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                                                                     EXHIBIT 4.1

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                         TENNESSEE GAS PIPELINE COMPANY

                                     ISSUER

                                       AND



                               JPMORGAN CHASE BANK

                                     TRUSTEE


                                -----------------


                          FIFTH SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 10, 2002

                                       TO

                                    INDENTURE

                            DATED AS OF MARCH 4, 1997



                           8 3/8% NOTES DUE JUNE 15, 2032






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         FIFTH SUPPLEMENTAL INDENTURE, dated as of June 10, 2002 (herein called the "Fifth Supplemental Indenture"), between TENNESSEE GAS PIPELINE COMPANY, a Delaware corporation (herein called the "Company"), having its principal office at 1001 Louisiana Street, Houston, Texas 77002 and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a banking corporation duly organized and existing under the laws of the State of New York, as trustee under the Indenture referred to below (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture, dated as of March 4, 1997 (herein called the "Original Indenture"), providing for the issuance from time to time of one or more series of the Company's unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), the terms of which are to be determined as set forth in Section 301 of the Original Indenture; and

         WHEREAS, Section 901 of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of setting forth the terms of Securities of any series; and

         WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $240,000,000, which series shall be designated the 8?% Notes due June 15, 2032 (the "Senior Notes"), and all action on the part of the Company necessary to authorize the issuance of the Senior Notes under the Original Indenture and this Fifth Supplemental Indenture has been duly taken; and

         WHEREAS, all acts and things necessary to make the Senior Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Fifth Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

         NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

         That in consideration of the premises and the issuance of the Senior Notes, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the Senior Notes, as follows:

                                   ARTICLE I

              TERMS AND ISSUANCE OF 8 3/8% NOTES DUE JUNE 15, 2032

         SECTION 1.01 Issue of Senior Notes. A series of Securities which shall be designated the "8 3/8% Notes due June 15, 2032" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture, including without limitation the terms set forth in this Fifth Supplemental Indenture (including the form of Senior Notes referred to in Section 1.02 hereof). The aggregate principal amount of Senior Notes which may be authenticated and

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delivered under the Original Indenture shall not exceed $240,000,000, except that the series may be reopened in the future without the consent of the holders of the then Outstanding 8 3/8% Notes due June 15, 2032 to issue additional Senior Notes of the series authorized hereby in accordance with the provisions of the Original Indenture and this Fifth Supplemental Indenture and except as otherwise permitted by the provisions of the Original Indenture. The entire amount of Senior Notes may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to Section 303 of the Indenture.

         SECTION 1.02 Forms of Senior Notes and Authentication Certificate. The Senior Notes initially shall be issuable in the form of one or more Global Securities. The forms of the Senior Notes and the Trustees certificate of authentication shall be substantially as set forth on Exhibit A hereto.

         SECTION 1.03 Modification of Section 1104 in Respect of the Senior Notes. Notwithstanding the terms of Section 1104 of the Original Indenture, if the Company elects to redeem any of the Outstanding 8 3/8% Notes due June 15, 2032, the notice of redemption required to be furnished pursuant to Section 1104 of the Original Indenture does not need to specify the Make-Whole Price (as such term is defined in the form of Senior Note attached hereto as Exhibit A), but may instead specify the manner of calculation of the Make-Whole Price. In such event, the Company shall notify the Trustee of the Make-Whole Price with respect to such redemption in an Officer's Certificate promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.

         SECTION 1.04 Amendment to Section 205 of the Original Indenture. From and after the date of this Fifth Supplemental Indenture, Section 205 of the Original Indenture shall be amended by deleting such provision in its entirety and replacing it with the following:

                  SECTION 205 Form of Trustee's Certificate of Authentication. The Trustee's certificates of authentication shall be in substantially the following form:

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                              JPMORGAN CHASE BANK,
                                                 AS TRUSTEE


                                              By:
                                                  ----------------------------
                                                      Authorized Officer



                                       2
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                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 2.01 Execution as Supplemental Indenture. This Fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Fifth Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

         SECTION 2.02 Responsibility for Recitals, Etc. The recitals herein and in the Senior Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture or of the Senior Notes. The Trustee shall not be accountable for the use or application by the Company of the Senior Notes or of the proceeds thereof.

         SECTION 2.03 Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements in this Fifth Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

         SECTION 2.04 New York Contract. THIS FIFTH SUPPLEMENTAL INDENTURE AND EACH SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 2.05 Execution and Counterparts. This Fifth Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

         SECTION 2.06 Capitalized Terms. Capitalized terms not otherwise defined in this Fifth Supplemental Indenture shall have the respective meanings assigned to them in the Original Indenture.



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         IN WITNESS WHEREOF, said TENNESSEE GAS PIPELINE COMPANY has caused this
Fifth Supplemental Indenture to be executed in its corporate name by its Chairman of the Board or its President or one of its Vice Presidents, and said JPMORGAN CHASE BANK has caused this Fifth Supplemental Indenture to be executed in its corporate name by one of its Assistant Vice Presidents as of June 10, 2002.

                                            TENNESSEE GAS PIPELINE COMPANY


                                            By:     /s/ Greg G. Gruber
                                                 ----------------------------
                                            Name:   Greg G. Gruber
                                            Title:  Senior Vice President and
                                                    Chief Financial Officer


                                            JPMORGAN CHASE BANK,
                                            AS TRUSTEE


                                            By:     /s/ William G. Keegan
                                                 ----------------------------
                                                    William G. Keenan
                                                    Assistant Vice President



                                       4
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                                                                       EXHIBIT A


         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         TENNESSEE GAS PIPELINE COMPANY

                          8 3/8% NOTE DUE JUNE 15, 2032


NO.                                                                 U.S.$
CUSIP No.  880451AW9

         TENNESSEE GAS PIPELINE COMPANY, a corporation duly incorporated and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________________ United States Dollars on June 15, 2032, and to pay interest thereon from June 10, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 2002, at the rate of 8 3/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such


                                      A-1
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interest, which shall be the June 1 or December 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at such time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         Payment of the principal of and premium, if any, and interest on this Security will be made by transfer of immediately available funds to a bank account in New York, New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                               TENNESSEE GAS PIPELINE COMPANY


                                               By:
                                                    ---------------------------
                                               Name:
                                               Title:


This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                               JPMORGAN CHASE BANK,
                                               AS TRUSTEE


                                               By:
                                                   --------------------------
                                                       Authorized Officer

                         TENNESSEE GAS PIPELINE COMPANY
                          8 3/8% NOTE DUE JUNE 15, 2032

         This Security is one of a duly authorized issue of Securities of the Company (the "Securities"), issued and to be issued in one or more series under an Indenture dated as of March 4, 1997 (the "Indenture"), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may provide for re-opening in the future to issue additional Securities of the series without the consent or approval of the holders of Outstanding Securities, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of a series of Securities designated on the face hereof limited in aggregate principal amount to U.S. $240,000,000, except that the series of Securities may be reopened in the future without the consent of holders of Outstanding Securities to issue additional Securities of the series.

         The Securities of this series are redeemable, upon not less than 30 nor more than 60 days' notice by mail, as a whole or in part, at the option of the Company at any time at the "Make-Whole Price." As used herein, the term "Make-Whole Price" means an amount equal to the greater of:

         (1)      100% of the principal amount of the Securities to be redeemed;
                  and

         (2) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points;

plus, in the case of both (1) and (2), accrued and unpaid interest to the redemption date, but interest installments whose Stated Maturity is on or prior to such date of redemption will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. On and after the applicable redemption date, interest will cease to accrue on the Senior Notes to be redeemed, unless a default is made in payment of the Make-Whole Price.

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         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

         "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Independent Investment Banker" means Credit Suisse First Boston Corporation and its successors, or, if such firm or the successors, if any, to such firm, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

         "Reference Treasury Dealer" means Credit Suisse First Boston Corporation and three additional primary U.S. government securities dealers in New York City (each a "Primary Treasury Dealer") selected by the Trustee after consultation with the Company, and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary U.S. government securities dealer in New York City, the Trustee, after consultation with the Company, shall substitute therefor another Primary Treasury Dealer).

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of not less than the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class).

         The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in aggregate principal amount of Securities of all affected series then Outstanding (voting as a single class) to waive past defaults under the Indenture with respect to such Securities and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of all affected securities at the time Outstanding (treated as a single class) shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

         This Global Security or portion hereof may not be exchanged for Definitive Securities except in the limited circumstances provided in the Indenture.

         The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders hereof for any purpose under the Indenture.

         The Securities of this series are issuable only in registered form, without coupons, in denominations of U.S. $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

         The Indenture provides that the Company (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest of the Securities, but such money need not be segregated from other funds except to the extent required by law.

         This Security shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.